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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 31, 2007

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                        RESEARCH FRONTIERS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      1-9399               11-2103466
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)   (IRS EMPLOYER
     OF INCORPORATION)                                      IDENTIFICATION NO.)

                            240 CROSSWAYS PARK DRIVE
                          WOODBURY, NEW YORK 11797-2033
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
 (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Retirement of Albert P. Malvino from Board of Directors

On December 31, 2007 Research Frontiers Inc. (Nasdaq: REFR), the developer and licensor of SPD-Smart light-control technology, announced that Albert P. Malvino is resigning from its Board of Directors as of today but will remain on its Advisory Board.

Albert Malvino noted that "It has been a privilege to be part of Research Frontiers' development. I have served on the Research Frontiers Board of Directors for over five years. During that time, I have seen first generation SPD film technology replaced by improved next-generation SPD light-control film with greater range and clarity. One major company, Hitachi Chemical, is now in production of this next-generation SPD film, and a second film manufacturer is expected to be on line with its own production shortly. Key licensees of our company have active businesses relating to Research Frontiers' SPD light-control technology, and are devoting substantial resources to developing those businesses. I have great confidence in our current management team, and now that two new highly-qualified individuals with strong business backgrounds relevant to our business have joined our Board of Directors, I can relax, attend to some health issues, and in a more limited supporting role, enjoy the benefits that I expect are in store for our shareholders and licensees over the next phase of Research Frontiers'growth."


Robert L. Saxe, Chairman of Research Frontiers' Board of
Directors and founder of the company, noted some of Al
Malvino's many achievements: "Al is a problem solver and creative thinker who has been an important contributor to our success in reaching this point of development in the Company's history. In addition to his publications in the field of electronics and other works, Al Malvino is the lead inventor on 71 patents and patent applications held by Research Frontiers worldwide on methods and devices for controlling SPD-Smart windows and other products. It has been a great pleasure working with Al, and I am especially pleased that he will continue to make his expertise available to Research Frontiers and our licensees and will remain active on our Advisory Board. He is not leaving the Research Frontiers family as much as he is changing his role within the family."

Albert P. Malvino, Ph.D., age 76, had been a Director of the Research Frontiers since August 2002, served as Chairman of the Company's Nominating Committee, and has also been a member of the Company's Advisory Board since June 2002. Dr. Malvino trained at the Naval Electronics Technician School and graduated from the University of Santa Clara Summa Cum
Laude in 1959 with a B.S. degree in Electrical Engineering. For the next five years, he worked as an electronics engineer at Microwave Laboratories and at Hewlett-Packard while earning his MSEE from San Jose State University in 1964. He then taught at Foothill College for the next four years, wrote five textbooks, and was awarded a National Science Foundation Fellowship in 1968. After receiving a Ph.D. in Electrical Engineering from Stanford University in 1970, Dr. Malvino embarked on a full-time writing career, creating and revising electronics-technology textbooks now used throughout the world. In 1984, he founded Malvino Inc. to publish animated textbooks and other educational software for electronics. He has written 10 textbooks that are used at universities, technical institutes and corporations worldwide and which have been translated into 20 foreign languages with over 108 editions, and which have sold over 2 million copies.

Research Frontiers' press release (which is included herewith as an exhibit), is available on various web sites including
Research Frontiers' website at http://www.SmartGlass.com.

The press release may include statements that may constitute "forward-looking" statements as referenced in the Private
Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of the press release.

The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

99.1  Research Frontiers Press Release dated December 31, 2007.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RESEARCH FRONTIERS INCORPORATED

Dated: December 31, 2007

                                          /s/ Joseph M. Harary
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                                          By: Joseph M. Harary
                                          Title: President